FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT ("Fourth Amendment") is made and entered into as of the 23rd day of September, 2005, by and among WMCK VENTURE CORP., a Delaware corporation, CENTURY CASINOS CRIPPLE CREEK, INC., a Colorado corporation and WMCK ACQUISITION CORP., a Delaware corporation (collectively the "Borrowers"), CENTURY CASINOS, INC., a Delaware corporation (the "Guarantor") and WELLS FARGO BANK, National Association, as Lender and L/C Issuer and as the administrative and collateral agent for the Lenders and L/C Issuer (herein in such capacity called the "Agent Bank" and, together with the Lenders and L/C Issuer, collectively referred to as the "Banks").

R_E_C_I_T_A_L_S:

WHEREAS:

A. Borrowers, Guarantor and Banks entered into an Amended and Restated Credit Agreement dated as of April 21, 2000, as amended by First Amendment to Amended and Restated Credit Agreement dated as of August 22, 2001, by Second Amendment to Amended and Restated Credit Agreement dated as of August 28, 2002 and by Third Amendment to Amended and Restated Credit Agreement dated as of October 27, 2004 (collectively, the "Existing Credit Agreement").

B. For the purpose of this Fourth Amendment, all capitalized words and terms not otherwise defined herein shall have the respective meanings and be construed herein as provided in Section 1.01 of the Existing Credit Agreement and any reference to a provision of the Existing Credit Agreement shall be deemed to incorporate that provision as a part hereof, in the same manner and with the same effect as if the same were fully set forth herein.

C. Borrowers and Guarantor desire to further amend the Existing Credit Agreement for the following purposes:

(i) amending the definition of EBITDA;

(ii) amending the definition of Maximum Permitted Balance to provide for an Availability Limit;

(iii) eliminating the "Designated Distribution Carve-Outs on and after April 1, 2005;

(iv) providing for the management of the Casino Facilities pursuant to a management agreement with the Guarantor or a Subsidiary of the Guarantor subject to subordination and other payment limitations;

(v) revising the reporting requirements under Section 5.08;

(vi) providing for a maximum rate of interest that may accrue on the unpaid principal of Subordinated Debt;

(vii) amending the Leverage Ratio requirements under Section 6.01;

(viii) eliminating the Guarantor Funded Debt to Borrower Consolidation EBITDA Ratio Requirements set forth in Section 6.10; and

(ix) adding a covenant restricting Distributions to specified aggregate amounts.

D. Lender is willing to amend the Existing Credit Agreement for the purposes described hereinabove, subject to the terms and conditions which are hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do agree to the amendments and modifications to the Existing Credit Agreement in each instance effective as of the Fourth Amendment Effective Date, as specifically hereinafter provided as follows:

1.  Definitions. Section 1.01 of the Existing Credit Agreement entitled "Definitions" shall be and is hereby amended to include the following definitions. Those terms which are currently defined by Section 1.01 of the Existing Credit Agreement and which are also defined below shall be superseded and restated by the applicable definition set forth below:

"Amendment Fee" shall have the meaning set forth in Paragraph 11(c) of the Fourth Amendment.

"Availability Determination Date" shall mean the date upon which Lender receives a Compliance Certificate in accordance with Section 5.08(f) setting forth the calculation of EBITDA as of the most recently ended Fiscal Quarter.

"Availability Limit" shall mean, determined as of the end of each Fiscal Quarter, EBITDA of the Borrower determined as of the end of each Fiscal Quarter together with the immediately preceding three (3) Fiscal Quarters on a four (4) Fiscal Quarter basis multiplied by (x) the then maximum permitted Leverage Ratio applicable as of the end of such Fiscal Quarter, less the aggregate of Funded Debt (exclusive of the Aggregate Outstandings under the Credit Facility) as of the end of such Fiscal Quarter. Each calculation shall be set forth on a Compliance Certificate (and providing reasonable detail as to the calculation thereof) and delivered to Lender within the time periods set forth in Section 5.08(f).

"Compliance Certificate" shall mean a compliance certificate as described in Section 5.08, the form of which is more particularly described on "Exhibit F", affixed to the Fourth Amendment and by this reference incorporated herein and made a part hereof, which revised Exhibit F shall fully supersede and restate Exhibit F attached to the Existing Credit Agreement.

"Credit Agreement" shall mean the Existing Credit Agreement as amended by the Fourth Amendment, together with all Schedules, Exhibits and other attachments thereto, as it may be further amended, modified, extended, renewed or restated from time to time.

"Designated Distribution Carve-Outs" shall mean reference to Distributions which have been specifically identified by written notice from Borrowers to Lender as "Designated Distribution Carve-Outs", which have been designated by Borrower and funded prior to April 1, 2005.

"Distributions" shall mean and collectively refer to any and all cash dividends, loans, payments (including principal payments made on Subordinated Debt), Management Fees, advances or other distributions, fees or compensation of any kind or character whatsoever made by Borrowers to any Person which is not a member of the Borrower Consolidation, but shall not include consideration paid for tangible and intangible assets in an arms length exchange for fair market value, trade payments made and other payments for liabilities incurred in the ordinary course of business or compensation and fees to officers, directors and employees of Borrowers, all in the ordinary course of business.

"EBITDA" shall mean with reference to any Person, for any Fiscal Period under review, the sum of (i) Net Income for that period, plus (ii) Interest Expense (expensed and capitalized) for that period, plus (iii) the aggregate amount of federal and state taxes on or measured by income for that period (whether or not payable during that period), plus (iv) depreciation, amortization and all other non-cash expenses for that period, in each case determined in accordance with GAAP, less (v) all cash and non-cash income (including, but not limited to, interest income), transfers, loans and advances from CCI or any of its Subsidiaries that are not members of the Borrower Consolidation, less (vi) all other non-cash income from any source not specified in (v) above, and, in the case of items (ii), (iii) and (iv), only to the extent deducted in the determination of Net Income for that period and in the case of items (v) and (vi) only to the extent included in the determination of Net Income for that period.

"Existing Credit Agreement" shall have the meaning set forth in Recital Paragraph A of the Fourth Amendment.

"Fourth Amendment" shall mean the Fourth Amendment to Amended and Restated Credit Agreement.

"Fourth Amendment Effective Date" shall mean September 28, 2005, subject to the occurrence of each of the conditions precedent set forth in Paragraph 10 of the Fourth Amendment.

"Management Agreement" shall mean the management agreement and all other documents and instruments evidencing the management services arrangement and compensation of the Operating Manager.

"Management Fees" shall mean collective reference to all fees and compensation paid or payable to the Operating Manager under the terms of the Management Agreement, subject to compliance with the requirements of Section 5.27.

"Management Subordination Agreement" shall mean the Subordination Agreement to be executed by Borrowers and the Operating Manager concurrently with the execution of the Management Agreement, pursuant to which the Management Agreement and the Management Fees payable thereunder are subordinated to the Bank Facilities and the Security Documentation, which shall be executed in favor of Agent Bank on behalf of the Lenders substantially in the form of the Subordination Agreement marked "Exhibit O", affixed to the Fourth Amendment and by this reference incorporated herein and made a part hereof.

"Maximum Permitted Balance" shall mean the maximum amount of principal which may be outstanding on the Credit Facility from time to time which shall be the lesser of: (a) the Maximum Scheduled Balance, or (b) the amount to which the Maximum Scheduled Balance is voluntarily reduced by Borrower pursuant to Section 2.01(c) or is otherwise reduced or limited pursuant to Sections 5.01, 5.12 or 8.02, by Scheduled Reductions or by reason of the Availability Limit under Section 2.01(d).

"Operating Manager" shall mean CCI or a wholly owned Subsidiary of CCI that has been engaged by one or more of the Borrowers to manage the Casino Facilities pursuant to the terms and provisions set forth in the Management Agreement.

2.  Modification of EBITDA and Designated Distribution Carve-Outs. As of the Fourth Amendment Effective Date, the definitions of "EBITDA" and "Designated Distribution Carve-Outs" shall be and are hereby modified as set forth in the definitions of "EBITDA" and "Designated Distribution Carve-Outs" contained in the Fourth Amendment.

3.  Modification of Section 2.01(d). As of the Fourth Amendment Effective Date, Section 2.01(d) of the Existing Credit Agreement shall be and is hereby deleted and in its place the following subsections 2.01(d), (e) and (f) shall be substituted in their entirety as follows:

"d. Availability Limit. Notwithstanding anything herein contained to the contrary, the Maximum Permitted Balance shall be limited to the Availability Limit, as determined from time to time. If on any Availability Determination Date, the Aggregate Outstandings are in excess of the Availability Limit:

(i)
Borrower shall not be entitled to any further Borrowings until the Availability Limit is demonstrated to be in excess of the Aggregate Outstandings as of a subsequent Availability Determination Date, and then only to the extent of such excess;

(ii)
so long as no Default or Event of Default shall have occurred and remains continuing, Borrower shall cause the Aggregate Outstandings to be reduced to no more than the most recently determined Availability Limit on or before five (5) Banking Business Days following such Availability Determination Date; and

(iii)
notwithstanding the provisions set forth in subparagraph (ii) hereinabove, if a Default or Event of Default shall have occurred and remains continuing, then the Borrower shall cause the Aggregate Outstandings to be reduced to no more than the most recently determined Availability Limit on or before the Banking Business Day following such Availability Determination Date.

e. No limitation of the Maximum Permitted Balance shall relieve or otherwise defer the making of each Scheduled Reduction on each Reduction Date.

f. In the event any Availability Limit, Scheduled Reduction, or Voluntary Permanent Reduction reduces the Maximum Permitted Balance to less than the sum of the Aggregate Outstandings, the Borrowers shall, except as otherwise provided in Section 2.01(d)(ii) on or before the next ensuing Banking Business Day cause the Aggregate Outstandings to be reduced by such amount as may be necessary to cause the Aggregate Outstandings to be equal to or less than the Maximum Permitted Balance."

4.  Modification of Section 2.09(b). As of the Fourth Amendment Effective Date, the first sentence of the second paragraph of Section 2.09(b) of the Existing Credit Agreement shall be and is hereby restated in its entirety as follows:

  "The Nonusage Fee shall be calculated as the product of (i) the applicable Nonusage Percentage multiplied by (ii) the daily average of the Maximum Permitted Balance (without regard to any Availability Limit) less the daily average of the Funded Outstandings during such Fiscal Quarter, computed on the basis of a three hundred sixty (360) day year based on the number of actual days elapsed."

5.  Restatement of Section 5.08(a). As of the Fourth Amendment Effective Date, Section 5.08(a) shall be and is hereby fully amended and restated in its entirety as follows:

"a. As soon as practicable, and in any event within forty-five (45) days after the end of:

(i)
the first two (2) calendar months of each Fiscal Quarter following the Fourth Amendment Effective Date, the balance sheet and an income statement of the Borrower Consolidation as at the end of such calendar month;

(ii)
each Fiscal Quarter following the Closing Date, the balance sheet of the Borrower Consolidation as at the end of such Fiscal Quarter and an income statement, statement of operations and a statement of cash flows for the Fiscal Quarter under review and reflecting year-to-date performance of the Borrower Consolidation and, a comparison of the financial performance of the Borrower Consolidation to the prior Fiscal Year's operations; and

(iii)
in each instance such financial statements shall be certified by an Authorized Officer of the Borrower Consolidation as fairly presenting the financial condition, results of operations and cash flows of the Borrower Consolidation in accordance with GAAP, except as noted therein, as at such date and for such periods, subject only to normal year-end accruals and audit adjustments."

6.  Addition of Covenant Regarding Engagement of Operating Manager Construction Covenants and Reporting Requirements. As of the Fourth Amendment Effective Date, Section 5.27 entitled "Conditions for Engagement of Operating Manager" shall be and is hereby added to the Existing Credit Agreement as follows:

"Section 5.27. Conditions for Engagement of Operating Manager. No member of the Borrower Consolidation shall execute a Management Agreement or otherwise engage the services of an Operating Manager unless and until each of the following conditions have been fully satisfied:

a. Agent Bank shall have received from such Borrower a true and correct copy of the Management Agreement and all amendments, exhibits, supplements and addendum attached thereto or incorporated by reference therein;

b. The Management Agreement and services of the Operating Manager are subordinated to the Bank Facilities and Loan Documents by the execution by Borrower and such Operating Manager of a Management Subordination Agreement and the delivery thereof to Agent Bank on behalf of Lenders concurrently with the execution of the Management Agreement;

c. No payment of Management Fees by any member of the Borrower Consolidation to Operating Manager shall be permitted until the Borrower Consolidation realizes a Leverage Ratio of less than 2.00 to 1.00 as of the end of any Fiscal Quarter; and

d. Borrower shall not amend or modify or enter into any agreement to amend or modify the Management Agreement without the prior written consent of Agent Bank."

7.  Restatement of Leverage Ratio Covenant. As of the Fourth Amendment Effective Date, Section 6.01 of the Existing Credit Agreement entitled "Leverage Ratio" shall be and is hereby fully amended and restated in its entirety as follows:

"Section 6.01. Leverage Ratio. Commencing on the Fourth Amendment Effective Date and continuing as of each Fiscal Quarter end until the Maturity Date, the Borrower Consolidation shall maintain a maximum Leverage Ratio no greater than the ratios described hereinbelow to be calculated as of the end of each Fiscal Quarter in accordance with the following schedule:

                                                                                      Maximum Permitted
                                                   Fiscal Quarter End                                                        Leverage Ratio

As of the Fiscal Quarter ending September

30, 2005                                             3.00 to 1.00

As of the Fiscal Quarters ending December

31, 2005 and March 31, 2006                                                                                                                                                                       2.75 to 1.00

As of the Fiscal Quarters ending June 30,

2006 and September 30, 2006                                                                                                                                                                     2.50 to 1.00

As of the Fiscal Quarters ending December

31, 2006 and March 31, 2007                                                                                                                                                                      2.25 to 1.00

As of the Fiscal Quarter ending June 30,

2007 and as of each Fiscal Quarter end

thereafter occurring until Credit Facility

Termination                                                                                                                                                                                                2.00 to 1.00"

8.  Restatement of Section 6.05(f). As of the Fourth Amendment Effective Date, Section 6.05(f) shall be and is hereby fully amended and restated in its entirety as follows:

"f. The Subordinated Debt as of the Closing Date and any additional unsecured subordinated debt, the rate of interest, which may not exceed six percent (6%) per annum, and repayment terms of which are first approved in writing by Agent Bank and for which a payment subordination agreement, in the form of Exhibit I hereto, has been first executed in favor of Agent Bank on behalf of Lenders."

9.  Elimination of Guarantor Funded Debt to Borrower Consolidation EBITDA Ratio Covenant. As of the Fourth Amendment Effective Date, Section 6.10 of the Existing Credit Agreement entitled "Ratio of Guarantor Funded Debt to Borrower Consolidation EBITDA" shall be and is hereby deleted in its entirety.

10.  Addition of Substituted Covenant Restricting Distributions. As of the Fourth Amendment Effective Date, as substituted Section 6.10 shall be added to Article VI of the Existing Credit Agreement entitled "Restriction on Distributions" as follows:

"Section 6.10. Restriction on Distributions.

a. Borrower shall not make any Distributions during any period in which a Default or Event of Default has occurred and remains continuing; and

b. In no event shall the aggregate amount of Distributions for the Fiscal Quarters ending September 30, 2005; December 31, 2005; March 31, 2006; and June 30, 2006 exceed the cumulative maximum amount of One Million Nine Hundred Thousand Dollars ($1,900,000.00); and

c. Except as provided in (b) above, in no event shall the aggregate amount of Distributions during any Fiscal Year exceed the cumulative maximum amount of One Million Six Hundred Thousand Dollars ($1,600,000.00).

11.  Conditions Precedent to Fourth Amendment Effective Date. The occurrence of the Fourth Amendment Effective Date is subject to Agent Bank having received the following documents and payments, in each case in a form and substance reasonably satisfactory to Agent Bank, and the occurrence of each other condition precedent set forth below on or before September 30, 2005:

a. Due execution by Borrowers, Guarantor and Banks of four (4) duplicate originals of this Fourth Amendment;

b. Corporate resolutions or other evidence of requisite authority of Borrowers and Guarantor, as applicable, to execute the Fourth Amendment;

c. Payment of a non-refundable Amendment Fee in the amount of Fifty-One Thousand Six Hundred Eleven Dollars and Twelve Cents ($51,611.12);

d. Reimbursement to Agent Bank by Borrowers for all reasonable fees and out-of-pocket expenses incurred by Agent Bank in connection with the Fourth Amendment, including, but not limited to, reasonable attorneys' fees of Henderson & Morgan, LLC and all other like expenses remaining unpaid as of the Fourth Amendment Effective Date; and

e. Such other documents, instruments or conditions as may be reasonably required by Lenders.

12.  Representations of Borrowers. Borrowers hereby represent to the Banks that:

a. The representations and warranties contained in Article IV of the Existing Credit Agreement and contained in each of the other Loan Documents (other than representations and warranties which expressly speak only as of a different date, which shall be true and correct in all material respects as of such date) are true and correct on and as of the Fourth Amendment Effective Date in all material respects as though such representations and warranties had been made on and as of the Fourth Amendment Effective Date, except to the extent that such representations and warranties are not true and correct as a result of a change which is permitted by the Credit Agreement or by any other Loan Document or which has been otherwise consented to by Agent Bank;

b. Since the date of the most recent financial statements referred to in Section 5.08 of the Existing Credit Agreement, no Material Adverse Change has occurred and no event or circumstance which could reasonably be expected to result in a Material Adverse Change or Material Adverse Effect has occurred;

c. No event has occurred and is continuing which constitutes a Default or Event of Default under the terms of the Credit Agreement; and

d. The execution, delivery and performance of this Fourth Amendment has been duly authorized by all necessary action of Borrowers and Guarantor and this Fourth Amendment constitutes a valid, binding and enforceable obligation of Borrowers and Guarantor.

13.  Consent to Fourth Amendment and Affirmation and Ratification of Guaranty. Guarantor joins in the execution of this Fourth Amendment for the purpose of evidencing its consent to the terms, covenants, provisions and conditions herein contained and contained in the Existing Credit Agreement. Guarantor further joins in the execution of this Fourth Amendment for the purpose of ratifying and affirming its obligations under the Continuing Guaranty for the guaranty of the full and prompt payment and performance of all Indebtedness and Obligations under the Bank Facilities, as modified and amended under this Fourth Amendment.

14.  Incorporation by Reference. This Fourth Amendment shall be and is hereby incorporated in and forms a part of the Existing Credit Agreement.

15.  Governing Law. This Fourth Amendment to Credit Agreement shall be governed by the internal laws of the State of Nevada without reference to conflicts of laws principles.

16.  Counterparts. This Fourth Amendment may be executed in any number of separate counterparts with the same effect as if the signatures hereto and hereby were upon the same instrument. All such counterparts shall together constitute one and the same document.

17.  Continuance of Terms and Provisions. All of the terms and provisions of the Existing Credit Agreement shall remain unchanged except as specifically modified herein.

18.  Replacement/Additional Exhibits Attached. The following replacement/additional Exhibits are attached hereto and incorporated herein and made a part of the Credit Agreement as follows:

Exhibit F -Compliance Certificate
Exhibit O - Management Subordination Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment as of the day and year first above written.

                    BORROWERS:

                    WMCK VENTURE CORP.,
                    a Delaware corporation

                  By /s/ Larry Hannappel
                  Larry Hannappel,
                      President

                    CENTURY CASINOS CRIPPLE

                    CREEK, INC.,

                     Colorado corporation

                  By /s/ Larry Hannappel
                                                     Larry Hannappel,
                                             President

                 WMCK ACQUISITION CORP.,
                                                 a Delaware corporation

                                                     By /s/ Larry Hannappel
                                                     Larry Hannappel,
                                                     President

                                                        GUARANTOR:

                                                                                                                                                                 CENTURY CASINOS, INC., a Delaware corporation

                                                                                                                                                         By /s/ Larry Hannappel
                                                                                                                         Larry Hannappel,
                                 Senior Vice President

                                                    BANKS:

                                                                                                                                                                WELLS FARGO BANK
                                                     National Association
                                                     Agent Bank, Lender and
                                                         L/C Issuer

                                                                                                                                                                 By /s/ Ryan Edde
                                                                                                                                                         Ryan Edde,
                                                                                                                                                         Vice President

COMPLIANCE CERTIFICATE
(Revised - Fourth Amendment - Form)

TO:  WELLS FARGO BANK, National Association,
          as Agent Bank

Reference is made to that certain Amended and Restated Credit Agreement, dated as of April 21, 2000, as amended by First Amendment to Amended and Restated Credit Agreement dated as of August 22, 2001, by Second Amendment to Amended and Restated Credit Agreement dated as of August 28, 2002, by Third Amendment to Amended and Restated Credit Agreement dated as of October 27, 2004 and by Fourth Amendment to Amended and Restated Credit Agreement dated as of September 23, 2005 (as may be further amended, supplemented or otherwise modified from time to time, collectively the "Credit Agreement"), by and among WMCK VENTURE CORP., a Delaware corporation, CENTURY CASINOS CRIPPLE CREEK, INC., a Colorado corporation and WMCK ACQUISITION CORP., a Delaware corporation (collectively the "Borrowers"), CENTURY CASINOS, INC., a Delaware corporation (the "Guarantor"), the Lenders therein named (each, together with their respective successors and assigns, individually being referred to as a "Lender" and collectively as the "Lenders"), the L/C Issuer therein named and WELLS FARGO BANK, National Association, as administrative and collateral agent for the Lenders and L/C Issuer (herein, in such capacity, called the "Agent Bank" and, together with the Lenders, collectively referred to as the "Banks"). Terms defined in the Credit Agreement and not otherwise defined in this Compliance Certificate ("Certificate") shall have the meanings defined and described in the Credit Agreement. This Certificate is delivered in accordance with Section 5.08(f) of the Credit Agreement.

The period under review is the Fiscal Quarter ended [Insert Date] together with, unless otherwise indicated, the three (3) immediately preceding Fiscal Quarters on a rolling four (4) Fiscal Quarter basis.

Exhibit F
To
Fourth Amendment

I.

COMPLIANCE WITH AFFIRMATIVE COVENANTS
A. FF&E (Section 5.01): Amount of Capital Proceeds from FF&E sold or disposed which exceeds One Hundred Fifty Thousand Dollars ($150,000.00) in the aggregate during the term of the Credit Facility, in each instance which are not replaced by FF&E of equivalent value and utility.
$______________
B. Compliance with Payment Subordination Agreement (Section 5.03): Report the amount of any payments made on the Subordinated Debt:
Interest	$______________
Principal	$______________
C. Liens Filed (Section 5.04): Report any liens filed against the Real Property and the amount claimed in such liens. Describe actions being taken with respect thereto.	_______________
D. Acquisition of Additional Property (Section 5.06(b)):
a. Other than the Real Property presently encumbered by the Security Documentation, attach a legal description and describe the use of any other real property or rights to the use of real property which is used in any material manner in connection with the Casino Facilities. Attach evidence that such real property or rights to the use of such real property has been added as Collateral under the Security Documentation.
______________
b. Has the T-Shirt Shop been acquired by any Borrower or the Guarantor?	(yes/no)
E. Permitted Encumbrances (Section 5.11): Describe any mortgage, deed of trust, pledge, lien, security interest, encumbrance, attachment, levy, distraint or other judicial process or burden affecting the Collateral other than the Permitted Encumbrances. Describe any matters being contested in the manner described in Sections 5.04 and 5.10 of the Credit Agreement.
______________
F. Suits or Actions (Section 5.16): Describe on a separate sheet any matters requiring advice to Agent Bank under Section 5.16.	______________
G. Tradenames, Trademarks and Servicemarks (Section 5.19): Describe on a separate sheet any matters requiring advice to Agent Bank under Section 5.19.	______________
H. Notice of Hazardous Materials (Section 5.20): State whether or not to your knowledge there are any matters of which Banks should be advised under Section 5.20. If so, attach a detailed summary of such matter(s).
______________
I. Golden Horseshoe Lease (Section 5.23):
a. Describe all defaults, if any, which occurred during the period under review under the Golden Horseshoe Lease. Describe any modifications or amendments to the Golden Horseshoe Lease. State whether or not such modifications or amendments have been consented to by Agent Bank as required under Section 5.23 of the Credit Agreement.
_____________
b. Have the Borrowers given Teller Realty Inc. written notice of intent to exercise the purchase option?	yes/no
If so, attach a copy of such written notice.
Required: On or before June 30, 2003.
c. Have Borrowers purchased the Golden Horseshoe Property?	yes/no
d. Have Borrowers extended the term of the Golden Horseshoe Lease to at least June 30, 2010?	yes/no
Requirement: b, c or d must occur on or before June 30, 2003.
J. Compliance with Management Agreement (Section 5.27):
a. Has a Management Agreement been executed in compliance with the requirements of Section 5.27?	yes/no
If so:
b. Describe all defaults, if any, which occurred during the period under review under the Management Agreement.
c. Describe any modifications or amendments to the Management Agreement.
d. State whether or not such modifications or amendments have been consented to by Agent Bank as required under Section 5.27 of the Credit Agreement.
e. Have any Management Fees been paid?	yes/no
f. Has the Borrower Consolidation realized a Leverage Ratio less than 2.00 to 1.00 as of the end of a Fiscal Quarter occurring prior to such payment?	yes/no

II.

FINANCIAL COVENANTS

A. Leverage Ratio (Section 6.01):
Funded Debt. To be calculated with reference to the Borrower Consolidation as of the last day of the Fiscal Quarter set forth above:
a. Daily average of the Aggregate Funded Outstanding on the Credit Facility during the last month of the Fiscal Quarter under review		$_____________
b. Plus the daily average during the last month of the Fiscal Quarter under review, of both the long-term and the current portions (without duplication) of all other interest bearing Indebtedness		+ $_____________
c. Plus the daily average during the last month of the Fiscal Quarter under review, of both the long-term and current portion (without duplication) of all Capitalized Lease Liabilities		+ $_____________
d. Plus the amount of all other Contingent Liabilities as of the last day of such period		+ $_____________
e. Less the amount of all Subordinated Debt as of the last day of such period to the extent included in (b) above		- $_____________
f. TOTAL FUNDED DEBT (a + b + c + d + e)		$_____________
Divided (÷) by:		÷
EBITDA
To be calculated with reference to the Borrower Consolidation on a cumulative basis with respect to the Fiscal Quarter under review and the most recently ended three (3) immediately preceding Fiscal Quarters on a four (4) Fiscal Quarter basis

g. Net income		$_____________
h. Plus Interest Expense (expensed and capitalized) to the extent deducted in the determination of Net Income		+ $_____________
i. Plus the aggregate amount of Federal and state taxes on or measured by income (whether or not payable during the period under review) to the extent deducted in the determination of Net Income		+ $_____________
j. Plus depreciation, amortization and all other non-cash expenses to the extent deducted in the determination of Net Income		+ $_____________
k. Less all cash and non-cash income (including, but not limited to, interest income), transfers, loans and advances from CCI or any of its Subsidiaries that are not members of the Borrower Consolidation to the extent included in the determination of Net Income.
- $
l. Less all other non-cash income from any source not specified in (k) above to the extent included in the determination of Net Income.		- $
m. TOTAL EBITDA (g + h + i + j - k - l)		$_____________
Leverage Ratio (f ÷ m)		:1
Maximum Permitted Leverage Ratio:
Fiscal Quarter End	Maximum Permitted Leverage Ratio
As of the Fiscal Quarter ending September 30, 2005	3.00 to 1.00
As of the Fiscal Quarters ending December 31, 2005 and March 31, 2006	2.75 to 1.00
As of the Fiscal Quarters ending June 30, 2006 and September 30, 2006	2.50 to 1.00
As of the Fiscal Quarters ending December 31, 2006 and March 31, 2007	2.25 to 1.00
As of the Fiscal Quarter ending June 30, 2007 and as of each Fiscal Quarter end thereafter occurring until Credit Facility Termination	2.00 to 1.00
B. Interest Expense Coverage Ratio (Section 6.02): The following line items and Interest Expense Coverage Ratio to be calculated with respect to the Borrower Consolidation with respect to the Fiscal Quarter under review and the most recently ended three (3) preceding Fiscal Quarters on a four (4) Fiscal Quarter basis unless otherwise noted:

ADJUSTED EBITDA
a. EBITDA (enter IIA (m) above)		$_____________
b. Less the aggregate amount of Distributions (exclusive of the Designated Distribution Carve-Outs made and funded prior to April 1, 2005, that which occurred during the four Fiscal Quarter period under review)
- $_____________
c. Less the aggregate amount of Non- Financed Capital Expenditures		- $_____________
d. Adjusted EBITDA (a - b - c)		$_____________
Divided by ÷
e. Interest Expense paid on all Indebtedness (accrued and capitalized)		$_____________
INTEREST EXPENSE COVERAGE RATIO (d ÷ e)		:1
Minimum required no less than 2.00 to 1.00
C. TFCC Ratio (Section 6.03): To be calculated with respect to the Borrower Consolidation on a cumulative basis with respect to each Fiscal Quarter and the most recently ended three (3) preceding Fiscal Quarters on a rolling four (4) Fiscal Quarter basis, unless otherwise noted:

ADJUSTED EBITDA
a. EBITDA (enter IIA (m) above)		$____________
b. Less the aggregate amount of Distributions (exclusive of the Designated Distribution Carve-Outs made and funded prior to April 1, 2005 which occurred during the four Fiscal Quarter period under review)
- $____________
c. Less the aggregate amount of Non- Financed Capital Expenditures		- $____________
d. Adjusted EBITDA (a - b - c)		$____________
Divided by ÷		÷
e. Interest Expense actually paid (excluding Subordinated Debt)		$____________
f. Plus current portion of Scheduled Reductions actually paid where required during the period under review to bring the Aggregate Outstandings down to the required Maximum Scheduled Balance		+ $____________
g. Plus Capitalized Lease Liabilities required to be paid during the period under review		+ $____________
h. Plus actual Interest Expense and principal paid (without duplication) on Subordinated Debt		+ $____________
i. TOTAL DENOMINATOR (e + f + g + h + i)		$____________
TFCC Ratio (d ÷ i)		:1
Minimum TFCC Ratio shall be no less than		1.10 to 1.00
Set forth aggregate amount of Financed Capital Expenditures made during the four (4) Fiscal Quarter period under review		$____________
D. No Transfer of Ownership (Section 6.04): On a separate sheet describe in detail any transfers or hypothecations of Guarantor ownership interest in WMCKVC or WMCKVC ownership interests in CCCC or WMCKAC not permitted under Section 6.04
____________
E. Total Indebtedness (Section 6.05) With respect to the Borrower Consolidation:
a. Set forth the aggregate amount of outstanding Secured Interest Rate Hedges		$_____________
Maximum Permitted		$18,000,000.00
b. Set forth the aggregate amount of secured purchase money Indebtedness and Capital Lease Liabilities		$_____________
Maximum Permitted		$ 250,000.00
c. Set forth aggregate amount of Indebtedness to Guarantor or any Subsidiary or Affiliate of Guarantor which is not a member of the Borrower Consolidation		$_____________
Maximum Permitted		$ 500,000.00
d. Set forth the cumulative aggregate of all Subordinated Debt		$_____________
Did Agent Bank give prior written consent to the incurrence of all Subordinated Debt set forth above		yes/no
Does the interest rate accrued under the terms of any Subordinated Debt exceed six percent (6%) per annum?		yes/no
F. Capital Expenditures (Section 6.06): Set forth for the Fiscal Year period in which the Fiscal Quarter under review occurs, the cumulative aggregate amount of Capital Expenditures made to the Casino Facilities as of the end of the Fiscal Quarter under review, as follows:

a. Aggregate amount of Non-Financed Capital Expenditures		$_____________
b. Aggregate amount of Financed Capital Expenditures		$_____________
c. Total Capital Expenditures (a + b)		$_____________
Minimum Total Capital Expenditures Required: $250,000.00
Maximum Non-Financed Capital Expenditures Permitted: $500,000.00
G. Other Liens (Section 6.07): On a separate sheet describe in detail any and all liens, encumbrances and/or negative pledges not permitted under Section 6.07		______________
H. No Merger (Section 6.08): On a separate sheet describe any and all mergers, consolidations and/or asset sales not permitted under Section 6.08		______________
I. Restriction on Investments (Section 6.09): Describe any Investments made which are not permitted under Section 6.09		______________
J. Restrictions on Distributions (Section 6.10):
a. Set forth the amount(s) of and describe on a separate sheet, all Distributions made during the fiscal period under review.		$
Requirements:
(i) for the four consecutive Fiscal Quarter period ending June 30, 2006, aggregate Distributions may not exceed $1,900,000.00.
(ii) except as provided in (i) above, may not exceed $1,600,000.00 in the aggregate during any Fiscal Year.
K. Contingent Liabilities (Section 6.11): Describe any Contingent Liabilities incurred by Borrowers which are not permitted by Section 6.11		_____________
L. ERISA (Section 6.12): Describe on a separate sheet any matters requiring advice to Banks under Section 6.12.		_____________
M. Margin Regulations (Section 6.13): Set forth the amount(s) of and describe on a separate sheet of paper any proceeds of a Borrowing used by any Borrower to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.
$_____________
N. No Subsidiaries (Section 6.14): On a separate sheet, describe any Subsidiaries created by any Borrower subsequent to the Closing Date. State whether or not the creation of such Subsidiaries has been consented to by the Agent Bank as required under Section 6.14 of the Credit Agreement.
yes/no
O. Transactions with Affiliates (Section 6.15): Describe on a separate sheet any matters requiring advice to Banks under Section 6.15.		_____________

III.

NONUSAGE FEE CALCULATION

(Section 2.09b): to be calculated with respect to each Fiscal Quarter under review following the first annual anniversary of the Closing Date:
a. As of the end of such Fiscal Quarter, the daily average during such Fiscal Quarter of the Maximum Permitted Balance (without regard to any Availability Limit)	$_____________
b. Less daily average during such Fiscal Quarter of the Funded Outstandings	- $_____________
c. Amount of Nonusage (a minus b)	$_____________
d. Nonusage Percentage based on Leverage Ratio See Table Two in definition of Applicable Margin.	_____________
e. Gross Nonusage Fee (c times d)	$_____________
f. Number of days in Fiscal Quarter under review	_____________
g. Nonusage Fee for Fiscal Quarter under review (e ÷ 360 x f)	$_____________

IV.

AVAILABILITY LIMIT

Availability Limit: For the Fiscal Quarter under review, set forth:
a. EBITDA (enter IIA(m) above)	$
b. Multiplied by the Maximum Permitted Leverage Ratio as of such Fiscal Quarter end	x
Total	$
c. Less Total Funded Debt (exclusive of the Aggregate Outstandings) See: A(f) less A(a).	- $
d. Availability Limit	$

V.

PERFORMANCE OF OBLIGATIONS

A review of the activities of the Borrower Consolidation and Guarantor during the fiscal period covered by the attached financial statements has been made under my supervision with a view to determining whether during such fiscal period the Borrower Consolidation and Guarantor performed and observed all of their obligations under the Loan Documents. The undersigned is not aware of any facts or circumstances which would make any of the calculations set forth above or attached hereto materially incorrect. On the basis of the foregoing, the undersigned certifies that the calculations made and the information contained herein are derived from the books and records of the Borrower Consolidation and the Guarantor and that each and every matter contained herein correctly reflects those books and records. Except as described in an attached document or in an earlier Certificate, to the best of my knowledge, as of the date of this Certificate there is no Default or Event of Default has occurred or remains continuing.

VI.

NO MATERIAL ADVERSE CHANGE

To the best of my knowledge, except as described in an attached document or in an earlier Certificate, no Material Adverse Change has occurred since the date of the most recent Certificate delivered to the Banks.

DATED this ____ day of _____________, 200___.

BORROWERS:

WMCK VENTURE CORP., a Delaware corporation, CENTURY CASINOS CRIPPLE
CREEK, INC., a Colorado corporation and WMCK ACQUISITION CORP., a
Delaware corporation

By________________________

Title: Authorized Officer

Print
Name______________________

GUARANTOR: CENTURY CASINOS, INC., a Delaware corporation By_________________________ Name______________________ Title________________________

APN ____________________

AFTER RECORDING THIS INSTRUMENT SHOULD BE RETURNED TO:

Timothy J. Henderson
Henderson & Morgan, LLC
4600 Kietzke Lane, Suite K228
Reno, NV 89502

SUBORDINATION AGREEMENT (Management Agreement)

THIS SUBORDINATION AGREEMENT ("Agreement"), made this ___ day of _____________, 20___, by and among WMCK VENTURE CORP., a Delaware corporation, CENTURY CASINOS CRIPPLE CREEK, INC., a Colorado corporation and WMCK ACQUISITION CORP., a Delaware corporation (collectively the "Borrowers"), parties of the first part, (hereinafter referred to as "Operator"), party of the second part, and WELLS FARGO BANK, National Association, as Agent Bank on behalf of itself and each of the Lenders and L/C Issuer, as defined and described in the Credit Agreement, described hereinbelow, hereinafter referred to as "Agent Bank", party of the third part.

R_E_C_I_T_A_L_S:

WHEREAS:

A. Borrower owns all of that certain real property situated in Cripple Creek, Colorado, that is more particularly described on that certain exhibit marked "Exhibit A", affixed hereto and by this reference incorporated herein and made a part hereof, together with all buildings, structures and other improvements constructed or to be constructed thereon (hereinafter referred to as the "Casino Facilities").

B. In this Agreement all capitalized words and terms shall have the respective meanings and be construed herein as provided in Section 1.01 of that certain Amended and Restated Credit Agreement, dated as of April 21, 2000, as amended by First Amendment to Amended and Restated Credit Agreement dated as of August 22, 2001, by Second Amendment to Amended and Restated Credit Agreement

EXHIBIT O TO FOURTH AMENDMENT

dated as of August 28, 2002, by Third Amendment to Amended and Restated Credit Agreement dated as of October 27, 2004 and by Fourth Amendment to Amended and Restated Credit Agreement dated as of September 23, 2005 (as may be further amended, supplemented or otherwise modified from time to time, collectively the "Credit Agreement"), executed by and among the Borrowers, Century Casinos, Inc., a Delaware corporation, as Guarantor, and the Lenders and L/C Issuer therein named, and Agent Bank, as administrative and collateral agent for itself and for the Lenders and L/C Issuer.

C. Pursuant to the Credit Agreement and subject to the terms and conditions specified therein, Lenders have established a revolving credit facility (the "Credit Facility") in the initial principal amount of Twenty-Six Million Dollars ($26,000,000.00), together with a subfacility for the issuance of letters of credit by L/C Issuer (the "L/C Facility"), all subject to the terms and conditions set forth in the Credit Agreement. The Credit Facility is evidenced by a Revolving Credit Note (the "Bank Note") in the principal sum of Twenty-Six Million Dollars ($26,000,000.00) executed by the Borrowers, payable to the order of Agent Bank on behalf of Lenders. The Bank Facilities are secured by the Deed of Trust, Financing Statements and Assignment of Entitlements, Contracts, Rents and Revenues executed by Borrowers in favor of Agent Bank and recorded in the Official Records of Teller County, Colorado, together with all other documents and instruments collectively referred to in the Credit Agreement and hereinafter collectively referred to as the "Security Documentation".

D. Borrowers have or are about to enter into a _______________________ Agreement with Operator (hereinafter as it may be amended or modified from time to time the "Management Agreement") under the terms of which Operator has agreed, in exchange for certain payments, compensation and considerations therein specified, to provide specified management services to Borrower in connection with the Casino Facility.

E. It is a condition of consenting to the Management Agreement that the Security Documentation shall unconditionally be at all times a lien or charge upon the following (collectively, the "Collateral"): (i) the Casino Facility; (ii) the present and future tangible and intangible personal property which is situated at, or used in operation of, the Casino Facility; and (iii) the rents, issues, profits, income and revenues of the Casino Facility and the activities conducted thereon; all prior and senior to the rights of Operator under the terms of the Management Agreement.

F. It is a further condition of consenting to the Management Agreement that Operator shall not receive any payments, service fees or management fees (collectively, "Management Fees") under the Management Agreement unless the Borrower Consolidation has realized a Leverage Ratio as of any Fiscal Quarter end less than 2.00 to 1.00 and the payments owing Agent Bank on behalf of the Lenders and/or L/C Issuer under the terms of the Credit Agreement and Bank Note are current and there are no Defaults or Events of Default existing under the terms and conditions of the Credit Agreement, as more particularly described hereinbelow.

G. It is to the mutual benefit of the parties hereto that Banks consent to the Management Agreement and Operator is willing to agree that the Bank Facilities, Credit Agreement and Security Documentation shall remain at all times prior to Bank Facilities Termination unconditionally paramount and superior to the rights and interests of Operator under the Management Agreement.

H. It is to the mutual benefit of the parties hereto that Agent Bank on behalf of the Lenders and/or L/C Issuer consent to the Management Agreement, and Operator is willing to immediately cease receiving payments under the Management Agreement if any payment owing Lenders and/or L/C Issuer is not current under the terms of the Credit Agreement and Bank Note and/or there is a Default or Event of Default existing under the terms of the Credit Agreement, as more particularly described hereinbelow.

I. The provisions of Section 1.02 of the Credit Agreement shall be applied to this Agreement in the same manner as applied therein to the Credit Agreement.

NOW, THEREFORE, in consideration of Agent Bank, on behalf of the Lenders and L/C Issuer, consenting to the Management Agreement, the mutual benefits accruing to the parties hereto and other good and valuable considerations, the receipt of which is hereby acknowledged, the parties hereto do promise, covenant and agree as follows:

    1. That Agent Bank, on behalf of the Lenders and L/C Issuer, would not consent to the Management Agreement but for this Agreement.

    2. That the Security Documentation securing the Bank Facilities in favor of Agent Bank, on behalf of the Lenders and L/C Issuer, and any and all renewals, amendments, modifications, restatements and extensions thereof shall unconditionally be and remain at all times a lien or charge on the Collateral and business operations conducted in connection therewith prior and superior to all right, title and interest which Operator may have or hereafter acquire therein under the terms of the Management Agreement. Operator acknowledges that it is familiar with the terms and conditions of all of the Security Documentation and hereby consents to execution, delivery, filing and recording thereof. In this regard it is understood and hereby agreed that, notwithstanding anything contained in the Management

Agreement to the contrary, upon the consummation of any foreclosure or deed in lieu of foreclosure, the Management Agreement shall be terminated and of no further force or effect.

3. So long as any monetary obligation or other obligation or commitment to advance funds under the Credit Agreement, the Bank Note or any other Loan Documents, as defined in the Credit Agreement (as such obligations may be renamed, increased or extended, including, without limitation, post petition interest whether or not allowed in any insolvency proceedings, and fees, attorney costs and indemnities under the Loan Documents, collectively the "Bank Debt") shall remain unpaid or unfunded, in whole or in part, Operator shall not receive any payments or Management Fees from the Borrower in connection with the Management Agreement:

(a) Until the Borrower Consolidation has realized a Leverage Ratio as of any Fiscal Quarter end of less than 2.00 to 1.00;

(b) if a Default or Event of Default, as defined in the Credit Agreement, shall have occurred and is continuing under any Bank Debt; or

(c) if the making of such payment would create a Default or Event of Default, as defined in the Credit Agreement.

4. In the event that any such payments or Management Fees are made in violation of Section 3 hereinabove, such payments shall not be accepted by Operator and, if so accepted, shall be held in trust for the benefit of, and shall be paid forthwith over and delivered to Agent Bank. The subordination provisions set forth hereinabove are made for the benefit of Agent Bank, on behalf of the Lenders and L/C Issuer, and it is understood by Borrower and by Operator that Agent Bank, on behalf of the Lenders and L/C Issuer, will take certain actions in reliance upon such subordination provisions. It is further understood that Agent Bank's, Lenders' and L/C Issuer's reliance upon the referenced subordination provisions shall not constitute a waiver by Agent Bank, Lenders and L/C Issuer of their right to insist upon strict compliance with all provisions of the Credit Agreement and with all provisions of the Loan Documents as particularly defined by the Credit Agreement.

5. (a) In the event of:

(i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Borrower, its creditors or its property;

(ii) any proceeding for the liquidation, dissolution or other winding-up of the Borrower, voluntary or involuntary, whether or not involving insolvency, reorganization or bankruptcy proceedings;

(iii) any assignment by the Borrower for the benefit of creditors; or

(iv) any other marshalling of the assets of the Borrower;

all Bank Debt (including any interest thereon accruing after the commencement of any such proceedings and any other sums or premium due) shall first be paid in full before any payment, whether in cash, securities or other property, shall be made in connection with the Management Agreement. Any payment or distribution, whether in cash, securities or other property which would otherwise, but for these subordination provisions, be payable or deliverable in respect of the Management Agreement shall be paid or delivered directly to the holders of Bank Debt until all Bank Debt (including any interest thereon accruing after the commencement of any such proceedings) shall have been paid in full.

(b) If any payment or distribution of any character or any security, whether in cash, securities or other property, shall be received by Operator in contravention of any of the terms hereof and before all Bank Debt shall have been paid in full, such payment or distribution or security shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holder of Bank Debt at the time outstanding for application to the payment of all Bank Debt remaining unpaid, to the extent necessary to pay all such Bank Debt in full. In the event of the failure of Operator to endorse or assign any such payment, distribution or security, each holder of Bank Debt is hereby irrevocably authorized to endorse or assign the same.

(c) The Bank Debt shall not be deemed to have been paid in full unless the holder thereof shall have indefeasibly received cash in lawful currency of the United States of America equal to the amount of Bank Debt then outstanding.

(d) Operator will take such action (including, without limitation, the execution and filing of a financing statement with respect to this Agreement and including the execution, verification, delivery and filing of proofs of claim, consents, assignments or other instructions which the holder of the Bank Debt may require in order to prove and realize upon any rights or claims pertaining to the Management Agreement and to effectuate the full benefit of the subordination contained herein) as may be necessary or appropriate to assure the effectiveness of the subordination effected by these provisions.

(e) Operator understands and acknowledges by its execution hereof that the actions of the Agent Bank, Lenders and L/C Issuer in connection with the Bank Debt are being or have been made in reliance upon the absolute subordination of the Management Agreement to Bank Debt as set forth herein.

                     6. Subject to the terms of the Credit Agreement and any amendment, revision, restatement or modification thereof:

(a) This Agreement shall continue in effect so long as any Bank Debt shall remain unpaid or Lenders have any obligation to lend or L/C Issuer has any obligation to issue Letters of Credit under the Credit Agreement and no action that the holder of the Bank Debt or the Borrower, with or without the written consent of the holder of the Bank Debt, may take or refrain from taking with respect to any Bank Debt, any instrument representing the same, any collateral therefor, or any agreement or agreements, including guaranties, in connection therewith, shall affect this Agreement or the obligations of Operator hereunder.

(b) All rights and interests of the Agent Bank, Lenders and L/C Issuer hereunder, and all agreements and obligations of Operator and the Borrower under this Agreement, shall remain in full force and effect irrespective of:

(i) any change in the time, manner or place of payment of, or in any other term of, all or any of the Bank Debt, or any other amendment or waiver of or any consent to departure from the Credit Agreement, the Bank Notes or any other Loan Document;

(ii) any taking and holding of Collateral or other security or additional guarantees for all or any of the Bank Debt; or any amendment, alteration, exchange, substitution, transfer, enforcement, waiver, subordination, termination or release of any Collateral or such guarantees, or any non-perfection of any Collateral, or any consent to departure from any such guaranty;

(iii) any manner of application of Collateral or proceeds thereof, to all or any of the Bank Debt, or the manner of sale of any Collateral or other security;

(iv) any consent by any of the Agent Bank, Lenders or L/C Issuer or any other Person to the change, restructure or termination of the corporate structure or existence of the Borrower or Operator, or any Subsidiary thereof and any corresponding restructure of the Bank Debt, or any other restructure of the Bank Debt or any portion thereof; or

(v) any modification, compounding, comprise, settlement, release by the Agent Bank, Lenders or L/C Issuer or any of them or any other Person (or by operation of law or otherwise), collection or other liquidation of the Bank Debt or of the Collateral or other security in whole or in part, and any refusal of payment to any Bank in whole or in part, from any obligor or guarantor in connection with any of the Bank Debt, whether or not with notice to, or further assent by, or any reservation of rights against Operator.

Without limiting the generality of the foregoing, Operator hereby consents to and agrees that the rights of each Bank hereunder, and the enforceability hereof, shall not be affected by any release of any Collateral or security from the liens and security interests created by any of the Loan Documents or any other agreement whether for purposes of sales or other dispositions of assets or for any other purpose. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Bank Debt is rescinded or must otherwise be returned by any Bank upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.

(c) Operator waives the right to require the Agent Bank, Lenders or L/C Issuer to proceed against the Borrower or any other person liable on the Bank Debt, to proceed against or exhaust any security held from the Borrower or any other person, or to pursue any other remedy in the Agent Bank's, Lenders' or L/C Issuer's power whatsoever and Operator waives the right to have the property of the Borrower first applied to the discharge of the Bank Debt. The Agent Bank, Lenders or L/C Issuer may, at their election, exercise any right or remedy they may have against the Borrower or any security held by the Agent Bank on behalf of the Lenders and/or the L/C Issuer, including, without limitation, the right to foreclosure upon any such security by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, without affecting or impairing in any way the obligations of Operator hereunder, except to the extent the Bank Debt has been paid, and Operator waives any defense arising out of the absence, impairment or loss of any right of reimbursement, contribution or subrogation or any other right or remedy of Operator against the Borrower or any such security, whether resulting from such election by the Agent Bank on behalf of the Lenders and/or L/C Issuer.

7. Operator hereby irrevocably agrees that any legal action or proceedings initiated by Operator or against it by Agent Bank, Lenders or L/C Issuer with respect to this Agreement shall be brought in the courts of the State of Colorado or in the United States District Courts of Colorado and, by execution and delivery of this Agreement, Operator consents to such jurisdiction and hereby irrevocably waives any and all objections which it may have as to venue in any of the above courts.

8. Operator hereby agrees to be responsible for and to pay all costs and expenses, including, without limitation, attorneys' fees and costs and accountants' fees, incurred by the holder of the Bank Debt in connection with the successful enforcement by the holder of the Bank Debt of its rights or the protection of the holder of the Bank Debt of its interests under this Agreement, whether incurred pre-trial, at trial or on appeal.

9. This Agreement and the rights and obligations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Colorado.

10. Borrower joins in the execution of this Agreement to evidence its agreement to the terms hereof and to be legally bound hereby. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and their respective successors and assigns.

11. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same document with the same effect as if all parties had signed the same signature page. Any signature page of this Agreement may be detached from any counterpart of this Agreement and reattached to any other counterpart of this Agreement identical in form hereto but having attached to it one or more additional signature pages.

12. It is understood and agreed that, by virtue of its execution and delivery of this Agreement, Operator shall not be deemed to be a maker, surety or other obligor of any of Borrower's Obligations (as defined by the Credit Agreement); however, nothing contained in this Paragraph 12 shall relieve Operator from its obligations to comply with the terms and conditions hereof.

IN WITNESS WHEREOF, the undersigned has executed this Agreement, as of the day and year first above written.

          OPERATOR:           BORROWERS:
                      ________________________
                                                                 WMCK VENTURE CORP.,  a Delaware corporation
                             By__________________________                                                                                   By ____________________________________
                      Name____________________                                                                  Larry Hannappel,
                      Title_____________________                                                                  President

                      CENTURY CASINOS CRIPPLE CREEK, INC.,
                                                                                                                                   a Colorado corporation
                                                                  By ________________________________
                                                                        Larry Hannappel,
                                                                                                                                       President

                                                                                                                                                                               WMCKACQUISITION CORP.,
                                                                                                                                    a Delaware corporation
                                                                                                                                    By _________________________________
                                                            Larry Hannappel,
                                                                                                                                          President

                        AGENT BANK:

                        WELLS FARGO BANK,

                        National Association,

                        Agent Bank on behalf of itself and

                        each of the Lenders and L/C Issuer

                      By_________________________
                        Ryan Edde,
                                                                  Vice President

STATE OF ___________ )

                                       ) ss.

COUNTY OF __________ )

This instrument was acknowledged before me on ________________,
20___, by _________________________ as ___________________________ of
___________________________________.

___________________________________
Notary Public

STATE OF ___________ )

                                              ) ss.

COUNTY OF __________ )

This instrument was acknowledged before me on _______________, 20___, by LARRY HANNAPPEL as President of WMCK VENTURE CORP.

______________________________________
Notary Public

STATE OF ___________ )
                                               ) ss.
COUNTY OF __________ )

This instrument was acknowledged before me on _______________, 20___, by LARRY HANNAPPEL as President of CENTURY CASINOS CRIPPLE CREEK, INC.

__________________________________________
Notary Public

STATE OF ___________ )
                                               ) ss.
COUNTY OF __________ )

This instrument was acknowledged before me on _______________, 20___, by LARRY HANNAPPEL as President of WMCK ACQUISITION CORP.

________________________________________
Notary Public

STATE OF NEVADA        )
                                              ) ss.
COUNTY OF WASHOE   )

This instrument was acknowledged before me on _______________, 20___, by RYAN EDDE as Vice President of WELLS FARGO BANK, NATIONAL ASSOCIATION.

_______________________________________________
Notary Public